As filed with the Securities and Exchange Commission on March 13, 2013

File No. 333-184066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	26-2123838
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4 Menorat Hamaor St.
Tel Aviv, Israel 67448
972-3-691-7691

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alan Milinazzo
President and Chief Executive Officer
InspireMD, Inc.
4 Menorat Hamaor St.
Tel Aviv, Israel 67448
972-3-691-7691

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300 Fax (212) 884-8234	Yvan-Claude J. Pierre, Esq. Jodi L. Lashin, Esq. Reed Smith LLP 599 Lexington Avenue, 22nd Floor New York, New York 10022 Tel. (212) 521-5400 Fax (212) 521-5450

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-184066) of InspireMD, Inc. is being filed solely to add Exhibit 1.1 and to replace Exhibit 5.1. Accordingly, Part I, the form of prospectus, has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses (other than underwriters’ discounts) payable by us in connection with the issuance and distribution of the common stock being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee, FINRA filing fee and the NYSE MKT initial listing fee.

SEC registration fee	$5,271.60
FINRA filing fee	$7,400.00
NYSE MKT initial listing fee	$75,000.00
Legal fees and expenses	$425,000.00
Accounting fees and expenses	$70,000.00
Printing and engraving expenses	$35,000.00
Transfer agent and registrar fees and expenses	$5,000.00
Miscellaneous Fees and Expenses	$27,328.40
Total	$650,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Part II-1

Item 15. Recent Sales of Unregistered Securities.

The share and per share amounts set forth below reflect the one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

On March 31, 2011, pursuant to a share exchange agreement, we issued 11,617,976 shares of common stock to certain shareholders of InspireMD Ltd. in exchange for 91.7% of the issued and outstanding capital stock of InspireMD Ltd. Separately, we issued 1,048,689 shares of common stock to the remaining shareholders of InspireMD Ltd. in exchange for the remaining 8.3% of the issued and outstanding capital stock of InspireMD Ltd. In addition, in connection with the share exchange agreement, we (i) assumed three year warrants to purchase up to 125,000 ordinary shares of InspireMD Ltd. at an exercise price of $10 per share that were converted into newly issued warrants to purchase up to 253,625 shares of our common stock at an exercise price of $4.92 per share and (ii) options to purchase up to 937,256 ordinary shares of InspireMD Ltd. with a weighted average exercise price of $4.35 that were converted into options to purchase up to 1,901,692 shares of our common stock with a weighted average exercise price of $2.16 per share. The securities issued in the above described transactions were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by either Regulation S under the Securities Act of 1933, as amended, or Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. Each of the shareholders of InspireMD Ltd. who received shares of our common stock in the above described share exchange transactions were either accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) or not a “U.S. person” (as that term is defined in Rule 902 of Regulation S) at the time of the share exchange transactions.

On March 31, 2011, we entered into a securities purchase agreement with 30 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we issued 1,613,501 shares of common stock and five-year warrants to purchase up to 806,750 shares of common stock at an exercise price of $7.20 per share for aggregate cash proceeds of $9,013,404 and the cancellation of $667,596 of indebtedness held by investors. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. On January 9, 2013, as a penalty for failure to effect the listing of our common stock on a national securities exchange by December 31, 2012, we issued, for no additional consideration, an aggregate of 178,029 additional shares of our common stock to such investors.

On March 31, 2011, upon the consummation of the above described private placement, we issued a five-year warrant to purchase up to 93,435 shares of common stock at an exercise price of $7.20 per share, to Palladium Capital Advisors, LLC, our placement agent in the private placement. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Palladium Capital Advisors, LLC was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On March 31, 2011, for work performed in connection with the share exchange transactions and as bonus compensation, we issued Craig Shore, our chief financial officer, secretary and treasurer, a five-year warrant to purchase up to 750 shares of common stock at an exercise price of $7.20 per share. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Craig Shore was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the issuance of the warrant.

On March 31, 2011, upon the consummation of the private placement, we issued a five-year warrant to purchase up to 1,667 shares of common stock at an exercise price of $7.20 per share, to Hermitage Capital

Part II-2

Management, a consultant. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

In consideration for financial consulting services, we issued to The Benchmark Company, LLC, a consultant, a five-year warrant to purchase up to 12,500 shares of common stock at an exercise price of $6.00 per share. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering.

On March 31, 2011, we issued five-year warrants to purchase up to an aggregate of 625,000 shares of common stock at an exercise price of $6.00 per share, to Endicott Management Partners, LLC, The Corbran LLC and David Stefansky, in consideration for consulting services. Pursuant to an agreement with us, of the total number of warrants issued, warrants to purchase 208,125 shares of common stock were placed in escrow, with the release of such warrants subject to the fulfillment or waiver of certain conditions. On November 16, 2011, our board of directors approved the release of all of the warrants held in escrow. The warrants were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Each of Endicott Management Partners, LLC, The Corbran LLC and David Stefansky was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the issuance of the warrant.

On April 18, 2011, we consummated a private placement with an investor pursuant to which we sold 166,667 shares of our common stock and a five-year warrant to purchase up to 83,333 shares of common stock at an exercise price of $7.20 per share for aggregate cash proceeds of $1,000,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. This investor was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On April 18, 2011, we consummated a private placement with 2 accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), pursuant to which we sold 70,833 shares of our common stock and a five-year warrant to purchase 35,417 shares of our common stock at an exercise price of $7.20 per share, for aggregate cash proceeds of $425,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On April 18, 2011, upon the consummation of the above described April 18, 2011 private placements, we issued a five-year warrant to purchase up to 14,250 shares of common stock at an exercise price of $7.20 per share to Palladium Capital Advisors, LLC, our placement agent in the April 18, 2011 private placements. The warrant was not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Palladium Capital Advisors, LLC was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On April 21, 2011, we consummated a private placement with Mr. Reinder Hogeboom pursuant to which we sold 8,333 shares of our common stock and a five-year warrant to purchase 4,167 shares of our common stock at an exercise price of $7.20 per share, for aggregate cash proceeds of $50,000. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of

Part II-3

1933, as amended, provided by Regulation S under the Securities Act of 1933, as amended. Reinder Hogeboom was not a “U.S. person” (as that term is defined in Rule 902 of Regulation S) at the time of the private placement.

On January 4, 2011, we entered into a convertible loan agreement with our distributer in Israel, in the amount of $100,000. On June 1, 2011, we issued 20,290 shares of common stock to the lender upon conversion of the note. These securities were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S under the Securities Act of 1933, as amended. The lender was not a “U.S. person” (as that term is defined in Rule 902 of Regulation S) at the time of the issuance.

On April 5, 2012, we issued senior secured convertible debentures in the original aggregate principal amount of $11,702,128 and five-year warrants to purchase an aggregate of 835,866 shares of our common stock at an exercise price of $7.20 per share to certain accredited investors in a private placement transaction. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

As consideration for serving as our placement agents in connection with certain private placements, on April 5, 2012 we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 39,894 shares of common stock at an exercise price of $7.20 per share, Oppenheimer & Co. Inc. a five-year warrant to purchase up to 28,268 shares of common stock at an exercise price of $7.20 per share and JMP Securities LLC a five-year warrant to purchase up to 9,917 shares of common stock at an exercise price of $7.20 per share. These warrants were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Each of Palladium Capital Advisors, LLC, Oppenheimer & Co. Inc. and JMP Securities LLC was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the private placement.

On August 1, 2012, we issued options to purchase 50,000 shares of our common stock to Redington, Inc., as consideration for investor relations services. The securities issued to Redington, Inc. were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

On September 14, 2012, PI Financial Corp. exercised warrants to purchase 36,375 shares of our common stock for aggregate consideration of $178,965. On September 17, 2012, PI Financial Corp. exercised warrants to purchase 6,125 shares of our common stock for aggregate consideration of $30,135. On September 20, 2012, PI Financial Corp. exercised warrants to purchase 15,000 shares of our common stock for aggregate consideration of $73,800. On September 24, 2012, PI Financial Corp. exercised warrants to purchase 15,000 shares of our common stock for aggregate consideration of $79,950.00. On October 1, 2012, PI Financial Corp. exercised warrants to purchase 10,175 shares of our common stock for aggregate consideration of $50,061.00. On October 5, 2012, PI Financial Corp. exercised warrants to purchase 32,500 shares of our common stock for aggregate consideration of $159,900.00. On October 10, 2012, PI Financial Corp. exercised warrants to purchase 48,821 shares of our common stock for aggregate consideration of $240,196.86. On October 19, 2012, PI Financial Corp. exercised warrants to purchase 19,000 shares of our common stock for aggregate consideration of $93,480. On October 25, 2012, PI Financial Corp. exercised warrants to purchase 2,107 shares of our common stock for aggregate consideration of $10,364. These shares of common stock were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Part II-4

On October 22, 2012, we, InspireMD Ltd. and Svelte Medical Systems Inc. entered into the First Amendment to License Agreement, which amended that certain License Agreement between InspireMD Ltd. and Svelte dated March 19, 2010, as supplemented by that certain letter dated March 15, 2011, pursuant to which, amongst other things, Svelte Medical Systems Inc. agreed to reduce the royalty owed to Svelte Medical Systems Inc. for sales of our MGuard Prime, which uses Svelte Medical Systems Inc.’s Svelte helical stent from 7% of net sales of MGuard Prime outside of the United States and 7% of the first $10,000,000 of net sales in the United States and 10% of net sales in the United States above $10,000,000 to 2.9% of all net sales both inside and outside the United States in exchange for (i) InspireMD Ltd. waiving $85,000 in regulatory fees for the CE Mark that are owed by Svelte Medical Systems Inc. to InspireMD Ltd., (ii) InspireMD Ltd. making full payment of all presently owed royalties in the amount of $205,587 due to Svelte Medical Systems Inc. as of September 30, 2012 and (iii) $1,763,000, payable in 215,000 shares of our common stock, that were valued at the closing price of our common stock on October 19, 2012, or $8.20 per share. The shares issued to Svelte Medical Systems Inc. under this First Amendment of License Agreement were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended, and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving a public offering. Svelte Medical Systems Inc. was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time the shares were offered and issued to Svelte Medical Systems Inc.

On January 3, 2013, in accordance with his employment agreement, we granted Mr. Milinazzo a nonqualified stock option to purchase 525,927 shares of common stock, an incentive stock option to purchase 74,073 shares of common stock and 400,000 shares of restricted stock. The securities issued to Mr. Milinazzo were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Part II-5

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1	Share Exchange Agreement, dated as of December 29, 2010, by and among InspireMD Ltd., Saguaro Resources, Inc., and the Shareholders of InspireMD Ltd. that are signatory thereto (incorporated by reference to Exhibit 10.1 to Saguaro Resources, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2011)
2.2	Amendment to Share Exchange Agreement, dated February 24, 2011 (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
2.3	Second Amendment to Share Exchange Agreement, dated March 25, 2011 (incorporated by reference to Exhibit 2.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
5.1*	Opinion of Haynes and Boone, LLP
10.1	Amended and Restated 2011 Umbrella Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2011)
10.2	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.3	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of March 31, 2011 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.4	Stock Purchase Agreement, by and between InspireMD, Inc. and Lynn Briggs, dated as of March 31, 2011 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.5	Securities Purchase Agreement, dated as of March 31, 2011, by and among InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.6	Form of $7.20 Warrant (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.7	Form of $4.92 Warrant (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.8	$1,250,000 Convertible Debenture, dated July 20, 2010, by and between InspireMD Ltd. and Genesis Asset Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

Part II-6

Exhibit No.	Description
10.9	Unprotected Leasing Agreement, dated February 22, 2007, by and between Block 7093 Parcel 162 Company Ltd. Private Company 510583156 and InspireMD Ltd. (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.10	Securities Purchase Agreement, dated as of July 22, 2010, by and among InspireMD Ltd. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.11	Manufacturing Agreement, by and between InspireMD Ltd. and QualiMed Innovative Medizinprodukte GmbH, dated as of September 11, 2007 (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.12	Development Agreement, by and between InspireMD Ltd. and QualiMed Innovative Medizinprodukte GmbH, dated as of January 15, 2007 (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.13	License Agreement, by and between Svelte Medical Systems, Inc. and InspireMD Ltd., dated as of March 19, 2010 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.14	Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.15	Amendment to the Employment Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of October 1, 2008 (incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.16	Second Amendment to the Employment Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of March 28, 2011 (incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.17	Personal Employment Agreement, by and between InspireMD Ltd. and Asher Holzer, Ph.D., dated as of April 1, 2005 (incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.18	Amendment to the Employment Agreement, by and between InspireMD Ltd. and Asher Holzer, Ph.D., dated as of March 28, 2011 (incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.19	Personal Employment Agreement, by and between InspireMD Ltd. and Eli Bar, dated as of June 26, 2005 (incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.20	Employment Agreement, by and between InspireMD Ltd. and Bary Oren, dated as of August 25, 2009 (incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.21	Employment Agreement, by and between InspireMD Ltd. and Craig Shore, dated as of November 28, 2010 (incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.22	Form of Indemnity Agreement between InspireMD, Inc. and each of the directors and executive officers thereof (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

Part II-7

Exhibit No.	Description
10.23	Agreement with Bank Mizrahi Tefahot LTD. for a loan to InspireMD Ltd. in the original principal amount of $750,000, dated January 27, 2009 (incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
10.24	Securities Purchase Agreement, dated as of April 18, 2011, by and among InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2011)
10.25	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2011)
10.26	Agreement by and between InspireMD Ltd. and MeKo Laser Material Processing, dated as of April 15, 2010 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.27	Agreement by and between InspireMD Ltd. and Natec Medical Ltd, dated as of September 23, 2009 (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.28	Exclusive Distribution Agreement by and between InspireMD Ltd. and Hand-Prod Sp. Z o.o, dated as of December 10, 2007 (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.29	Factoring Agreement by and between InspireMD Ltd. and Bank Mizrahi Tefahot Ltd., dated as of February 22, 2011 (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)
10.30	$6.00 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2011)
10.31	Consultancy Agreement, dated as of April 1, 2011, by and between InspireMD Ltd. and Ofir Paz (incorporated by reference to Exhibit 10.34 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 21, 2011)
10.32	Consultancy Agreement, dated as of April 29, 2011, by and between InspireMD Ltd. and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.35 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 21, 2011)
10.33	Exclusive Distribution Agreement by and between InspireMD GmbH. and IZASA Distribuciones Tecnicas SA, dated as of May 20, 2009 (incorporated by reference to Exhibit 10.36 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.34	Amendment to the Distribution Agreement by and between InspireMD GmbH. and IZASA Distribuciones Tecnicas SA, dated as of February 2011 (incorporated by reference to Exhibit 10.37 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.35	Exclusive Distribution Agreement by and between InspireMD Ltd. and Tzamal-Jacobsohn Ltd., dated as of December 24, 2008 (incorporated by reference to Exhibit 10.38 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

Part II-8

Exhibit No.	Description
10.36	Exclusive Distribution Agreement by and between InspireMD Ltd. and Kirloskar Technologies (P) Ltd., dated as of May 13, 2010 (incorporated by reference to Exhibit 10.39 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.37	Consultancy Agreement by and between InspireMD Ltd. and Sara Paz, dated as of May 6, 2008 (incorporated by reference to Exhibit 10.40 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.38	Consultancy Agreement by and between InspireMD Ltd. and Sara Paz Management and Marketing Ltd., dated as of September 1, 2011 (incorporated by reference to Exhibit 10.41 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)
10.39	Clinical Trial Services Agreement, dated as of October 4, 2011, by and between InspireMD Ltd. and Harvard Clinical Research Institute, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2011)
10.40	Letter Agreement by and between InspireMD Ltd. and Tzamal-Jacobsohn Ltd., dated as of May 9, 2011 (incorporated by reference to Exhibit 10.43 to Amendment No. 4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 1, 2011)
10.41	Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)
10.42	Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)
10.43	Amendment No. 1 to Securities Purchase Agreement, dated as of June 21, 2011, by and among InspireMD, Inc. and the purchasers that are signatory thereto (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012)
10.44	Amendment No. 2 to Securities Purchase Agreement, dated as of November 14, 2011, by and among InspireMD, Inc. and the purchasers that are signatory thereto (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012)
10.45	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)
10.46	Securities Purchase Agreement, dated April 5, 2012, by and between InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.47	Form of Senior Secured Convertible Note issued April 5, 2012 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.48	Form of April 2012 $1.80 Warrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.49	Registration Rights Agreement, dated April 5, 2012, by and between InspireMD, Inc. and the purchasers set forth therein (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

Part II-9

Exhibit No.	Description
10.50	Security Agreement, dated April 5, 2012, by and between InspireMD, Inc., InspireMD Ltd., Inspire MD GmbH and certain purchasers set forth therein (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.51	Intellectual Property Security Agreement, dated April 5, 2012, by and between InspireMD, Inc., InspireMD Ltd., Inspire MD GmbH and certain purchasers set forth therein (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.52	Deposit Account Control Agreement, dated April 5, 2012, among InspireMD, Inc., Bank Leumi USA and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.53	Subsidiary Guarantee, dated April 5, 2012, by InspireMD Ltd. and Inspire MD GmbH, in favor of certain purchasers set forth therein (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.54	Fixed and Floating Charge Debenture, dated April 5, 2012, by and between InspireMD Ltd. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.55	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)
10.56	Consulting Agreement, dated as of June 1, 2012, by and between InspireMD, Inc. and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012)
10.57	Separation Agreement and Release, made as of June 1, 2012, by and between InspireMD Ltd., OSH-IL, the Israeli Society of Occupational Health and Safety Ltd., Company No. 513308247 and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012)
10.58	Mutual Waiver and Release, dated as of July 22, 2012, by and between InspireMD Ltd. and Hand-Prod Sp. Z o.o. (incorporated by reference to Exhibit 10.58 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.59	Exclusive Distribution Agreement, dated as of August 1, 2007, by and between InspireMD Ltd. and Kardia Srl. (incorporated by reference to Exhibit 10.59 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.60	Addendum to the Distribution Agreement, dated as of January 18, 2011, by and between InspireMD Ltd. and Kardia Srl. (incorporated by reference to Exhibit 10.60 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.61	Exclusive Distribution Agreement, dated as of May 13, 2010, by and between InspireMD Ltd. and Euromed Deutschland GmbH (incorporated by reference to Exhibit 10.61 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.62	Exclusive Distribution Agreement, dated as of May 26, 2011, by and between InspireMD Ltd. and Bosti Trading Ltd. (incorporated by reference to Exhibit 10.62 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.63	Addendum to the Distribution Agreement, dated as of August 29, 2011, by and between InspireMD Ltd. and Bosti Trading Ltd. (incorporated by reference to Exhibit 10.63 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

Part II-10

Exhibit No.	Description
10.64	Omnibus Debenture Amendment, dated May 31, 2012, by and between InspireMD, Inc. and the debenture holders set forth therein (incorporated by reference to Exhibit 10.64 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.65	Amendment No. 1 to Registration Rights Agreement, dated May 31, 2012, by and between InspireMD, Inc. and the purchasers set forth therein (incorporated by reference to Exhibit 10.65 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)
10.66	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini (incorporated by reference to Exhibit 10.66 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 24, 2012)
10.67	First Amendment to License Agreement, dated October 20, 2012, by and among Svelte Medical Systems, Inc., InspireMD, Inc. and InspireMD Ltd. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2012)
10.68	Exclusive Distribution Agreement, dated June 7, 2010, by and between InspireMD Ltd. and Tau Medical Supplies (incorporated by reference to Exhibit 10.68 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2012)
10.69	Second Amendment to the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2012)
10.70	Employment Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
10.71	Nonqualified Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
10.72	Incentive Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
10.73	Restricted Stock Award Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
10.74	Separation Agreement and Release, dated January 3, 2013, by and between InspireMD Ltd. and A.S. Paz Management and Investment Ltd., Company No. 514480433 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
23.1***	Consent of Kesselman & Kesselman, Certified Public Accountants
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
101.NS**	XBRL Instance Document
101.SCH**	XBRL Taxonomy Extension Schema Document
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

Part II-11

Exhibit No.	Description
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed furnished and not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, are deemed furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise are not subject to liability under these sections.
***	Previously filed.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II-12

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

Part II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel on March 13, 2013.

InspireMD, Inc.

By:	/s/ Alan Milinazzo Name: Alan Milinazzo Title: President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan Milinazzo Alan Milinazzo	President, Chief Executive Officer and Director (principal executive officer)	March 13, 2013
* Craig Shore	Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)	March 13, 2013
* Sol J. Barer	Chairman of the Board of Directors	March 13, 2013
* James Barry	Director	March 13, 2013
* Michael Berman	Director	March 13, 2013
* Asher Holzer	Director	March 13, 2013
* James J. Loughlin	Director	March 13, 2013
* Ofir Paz	Director	March 13, 2013
* Paul Stuka	Director	March 13, 2013
* Eyal Weinstein	Director	March 13, 2013
*By: /s/ Alan Milinazzo Alan Milinazzo Attorney-in-fact

Part II-14